UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13190 SW 68th Parkway

Suite 110

Tigard, OR   97223

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503- 505-5670

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 26, 2022, Great Ajax Operating Partnership L.P. (the “Issuer”), a subsidiary of Great Ajax Corp. (the “Company”), issued $110,000,000 aggregate principal amount of 8.875% unsecured senior notes due 2027 (the “Notes”) under an indenture, dated as of August 26, 2022 (the “Indenture”), between the Issuer, the Company, additional subsidiaries of the Company and Wilmington Savings Fund Society, FSB, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act or to institutional accredited investors under Rule 501(a) under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company expects to use the net proceeds from the offering to purchase its 7.25% Series A and 5.00% Series B Fixed-to-Floating Rate Preferred Stock at a discount, related warrants, at fully-vested value, held by holders of such outstanding preferred stock, and the remainder for general corporate purposes.

The Notes are senior unsecured obligations of the Issuer and will mature on September 1, 2027. The Notes bear interest at a rate of 8.875% per year, subject to adjustment from time to time based on changes in the ratings of the Notes as described in the Indenture. Interest on the Notes will be paid semi-annually in arrears on each March 1 and September 1, commencing March 1, 2023, to the persons who are holders of record of the Notes on the preceding February 15 and August 15, respectively. The Notes are fully and unconditionally guaranteed by the Company and two of its subsidiaries: Great Ajax Operating LLC (the “GP Guarantor”) and Great Ajax II Operating Partnership L.P. (the “Subsidiary Guarantor,” and together with the Company, the “Guarantors”).

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes will:

•	rank equally and ratably with the other senior indebtedness of the Issuer;
•	be effectively subordinated to the Issuer’s and its subsidiaries’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and
•	be structurally subordinated to the indebtedness and other liabilities and preferred equity of the Company’s subsidiaries (other than the Issuer, the GP Guarantor, and the Subsidiary Guarantor), including any indebtedness and other liabilities of the Guarantors that are guaranteed by such subsidiaries.

The Company’s obligation under its guarantee with respect to the Notes is subordinated to the Company’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and such obligation is structurally subordinated to the indebtedness and other liabilities and preferred equity of the Company’s subsidiaries other than the Issuer, the GP Guarantor and the Subsidiary Guarantor.

Optional Redemption

Except as described below, the Notes will not be redeemable at the Issuer’s option prior to September 1, 2024.

At any time that the Notes are subject to a Credit Rating Interest Increase (as defined in the Indenture), the Issuer may on any one or more occasions at its sole discretion redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined in the Indenture) as of the applicable redemption date, together with any accrued and unpaid interest to, but excluding, the applicable redemption date.

The Issuer may redeem, at its option, all or part of the Notes at the following redemption prices, expressed as percentages of the outstanding principal amount of such redeemed Notes, together with any accrued and unpaid interest to, but excluding, the applicable redemption date:

Redemption date	Call Price
September 1, 2024 to but excluding March 1, 2027	100% plus the Applicable Premium as of the applicable redemption date
March 1, 2027 and thereafter	100%

Change of Control

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), unless the Notes have been previously redeemed, each holder of Notes may require the Issuer to purchase all or a portion of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus the Applicable Premium as of the date of repurchase, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Covenants

The Indenture contains covenants that, among other things:

•	require that the Company maintain a minimum Net Asset Value (as defined in the Indenture);
•	maintain a ratio of its Adjusted Unencumbered Assets (as defined in the Indenture) to the aggregate principal amount of the notes outstanding as of each such date at or above a specified threshold;
•	maintain a ratio of its Consolidated Recourse Indebtedness to its Stockholders Equity (as defined in the Indenture) below a specified threshold;
•	maintain minimum Liquidity (as defined in the Indenture); and
•	impose certain requirements in order for the Issuer or the Guarantors to merge or consolidate with another person.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other events

On August 26, 2022, the Company issued a press release announcing the closing of the private offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
4.1	Indenture, dated as of August 26, 2022, among the Issuer, Great Ajax Corp., and Wilmington Savings Fund Society, FSB, as trustee
4.2	Form of the Issuer’s 8.875% Senior Notes due 2027 (included in Exhibit 4.1)
99.1	Press Release dated August 26, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of August 26, 2022, among the Issuer, Great Ajax Corp., and Wilmington Savings Fund Society, FSB, as trustee
4.2	Form of the Issuer’s 8.875% Senior Notes due 2027 (included in Exhibit 4.1)
99.1	Press Release dated August 26, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Mary Doyle
Name:	Mary Doyle
Title:	Chief Financial Officer

Dated: August 26, 2022